Annual Shareholder Meeting May 2019 Murphy USA Inc. 1

Cautionary Statement This presentation contains forward-looking statements. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and gasoline prices, the pace and success of our expansion plan, our relationship with Walmart, political and regulatory uncertainty, uncontrollable natural hazards, and adverse market conditions or tax consequences, among other things. For further discussion of risk factors, see “Risk Factors” in the Murphy USA registration statement on our latest form 10-K. Murphy USA undertakes no duty to publicly update or revise any forward-looking statements. The Murphy USA financial information in this presentation is derived from the audited and unaudited consolidated financial statements of Murphy USA, Inc. for the years ended December 31, 2018, 2017, 2016, 2015, and 2014. Please reference our most recent 10-K, 10-Q, and 8-K filings for the latest information. If this presentation contains non-GAAP financial measures, we have provided a reconciliation of such non- GAAP financial measures to the most directly comparable measures prepared in accordance with U.S. GAAP in the Appendix to this presentation. Christian Pikul, CFA Senior Director of Investor Relations and FP&A Office: 870-875-7683 Christian.pikul@murphyusa.com Murphy USA Inc. 2

Murphy USA’s strategy since 2013 – Winning at our game Strength Strategy Overarching Objectives Strategic Increase productivity of existing stores Relationship with Grow Organically Walmart to grow competitive advantage Winning with Build/rebuild assets where MUSA has Diversify Value-Oriented the “right to win” Merchandise Mix Customers Steward financial resources and allocate Sustain Cost Low Cost capital in a disciplined manner to earn Leadership Operating Model Position credibility with investors and grow company Create Advantage Distinctive Supply from Market Build differentiated capabilities and Chain Capabilities Volatility leadership to win at our game and build a sustainable company for the future Resilient Financial Invest for the Profile Long-Term Murphy USA Inc. 3

Creating value by executing a simple formula

MUSA Value Creation Drivers

EPS Growth

Organic Growth

*

[Fuel Contribution

+

Fuel Breakeven

-

Corporate Costs]

/

Shares Outstanding

2013 – 2018 Highlights

Increased total stores by 21%
- 271 new sites
- 59 Raze & Rebuilds

Grew fuel contribution margin by 10%
- 11% total volume growth
- 16.3 cpg average total margin

Strengthened competitive advantage by 2.4 CPG
- +350 bps merchandise margin %
- +42% merch contribution $
- ~ $1k reduction in APSM site opex

Scaled SG&A per store, lowering costs 2%
- Stood up new company; right-sized resources
- Invested in growth and new capabilities

Repurchased ~ 15M shares
- ~ $1 billion of capital
- ~ 31% of shares outstanding

*Site Opex excludes credit card fees

**SG&A per-store excludes stock-based compensation and one-time spin costs in 2013

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Value creation translating to shareholder returns MUSA Share Price By Year Average, Min, Max Drivers of Share Price $100 2013 2018%Δ $89 $90 $86 EBITDA $340 $412 21% $81 $79 $80 $80 Shares $73 $76 46.8 32.3 (31%) $69 Outstanding $70 $70 $74 $67 EV/EBITDA 6 9 50% Multiple $61 $63 $60 $61 $50 $50 $54 $46 Max $49 Avg $41 $40 Min $36 $38 $30 2013 2014 2015 2016 2017 2018 2019YTD TSR 2013 2014 2015 2016 2017 2018 2019YTD CAGR From Average to 14% 10% 7% 6% 7% 5% NA 2019 YTD Average Murphy USA Inc. 5

Significant future opportunity to grow shareholder value

Examples of MUSA Opportunity Set for Store Productivity

	Past	Present	Future
Doing Things Differently	• CoreMark contract	• Scan based trading for general merchandise	• Item level inventory to drive computer assisted ordering
	• Store labor optimization	• Wage/cohort optimization	• Daily pay for store associates to drive retention
Doing Different Things	• Raze and rebuilds for end-of-life stores	• Market in-fill with 2,800 sq-ft-stores	• New format destination offers in non-urban sister stores
	• Maintenance refresh program	• Enhanced break/fix store support	• Preventative and predictive maintenance
Changing Customer Behavior	• Walmart summer fuel discounts	• MDR as EDLP loyalty engine to drive segment specific behaviors	• MDR with links to payment systems and various network affiliates
	• MUSA known for EDLP on fuel and tobacco	• MUSA's EDLP price optimized store by store and executed consistently	• EDLP price optimization and controls highly automated

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Future portfolio changes Approach Considerations • Limited good and available locations in attractive Walmart Supercenter Halo markets where we can win with small store format • Remaining states unattractive from demand or regulatory standpoint • Building pipeline for 30-40+ locations per year in most Advantage Market In-Fill attractive markets for larger 2,800 sq. ft. store • Targeting core customer demographics in growth areas where limited made-to-stock food offer attractive • Exploring destination offers that resonate with customers Non-Urban Sister Store in non-urban markets with existing MUSA store • May have to build/partner/buy capabilities for differentiated destination offer • Expanding fuel and merchandise offer at highest Raze and Rebuilds performing, end-of-life kiosks • Store productivity initiatives extend R&R candidate list • Closing/selling low performing stores at/before end of life End of Life Exits • Monetize real estate for highest/best use Murphy USA Inc. 7

High class problem – Cash Flow Machine Operating Sources of Future Net Debt (MM) Cash Flow Growth As of December 31, 2018 • Achieving Zero Fuel Term Loan $ 72 2013 357 Breakeven Bonds: • Murphy Drive Rewards 2013 6.000% 495 2014 306 • Retail Pricing Excellence 2017 5.625% 296 • Contribution from larger, Total Debt $863 2015 216 higher performing new stores Less Cash < 185> Net Debt $678 • Scaling Corporate costs 2016 337 * • Supply cost optimization Leverage Ratio : 1.85x 2017 284 • Leveraging scale to grow Wholesale business • Fleet opportunities 2018 399 • Others… Average = 317 * As reported to lenders per debt covenant requirements Murphy USA Inc. 8

Capital allocation considerations • Organic growth is flexible based on opportunity – Building In-fill NTI pipeline for 30-40+ potential stores in 2020 and beyond – Developing strategic alternatives for non-urban sister store where MUSA has a right to win – Raze and rebuilds are flexible based on capital allocation priorities • Share repurchase remains preferred vehicle for returning value to investors – Most flexible means given volatility in earnings and capital commitments – High ROE potential with current discount Murphy USA Inc. 9

Winning at our game lets all our stakeholders win Stakeholders What MUSA Delivers Customers • Commitment to deliver exceptional value in products they choose to buy • Trusted brand to ensure guaranteed products, safe facilities and secure personal information Suppliers • Commitment to share growth in billion dollars categories • Highest ROI marketing spend through MDR Investors • Commitment to grow EPS consistently over time • Disciplined and balanced capital allocation Employees • Commitment to long-term, sustainable and innovative employer, for employees to grow professionally • Exceptional employee value proposition Communities • Commitment to sustainability to support our employee value proposition • Great partner to count on Murphy USA Inc. 10